QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF DUFF & PHELPS, LLC

        We hereby consent to the reference to our firm under the title "Review of Financial Advisors" in the proxy statement/prospectus which is a part of the Registration Statement filed by each of IAC/InterActiveCorp and Expedia, Inc. on Form S-4 under the Securities Act of 1933, as amended. By giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

DUFF & PHELPS, LLC
By:	/s/ GEOFFREY P. MELROSE

Name:	Geoffrey P. Melrose

Title:	Managing Director

Seattle, Washington
April 22, 2005

QuickLinks

CONSENT OF DUFF & PHELPS, LLC